                                                                    EXHIBIT 10.6

                        AMENDMENT TO EMPLOYMENT AGREEMENT
                       AND AGREEMENT TO ACCELERATE CERTAIN
                           NON-QUALIFIED STOCK OPTIONS


         WHEREAS, there is now existing an Employment Agreement (the "Agreement"), by and between INFOCURE CORPORATION, a Delaware Corporation ("Company") and RICHARD E. PERLMAN ("Executive"), dated January 1, 1998;

         WHEREAS, the Company and the Executive desire to set forth the terms by which Executive will continue his employment as the Company's Chairman of the Board and Chief Financial Officer, and to modify the existing Agreement between the parties;

         WHEREAS, the Company granted Executive an option to purchase thirty thousand (30,000) shares of common stock of the Company at an exercise price of Twelve and 25/100 Dollars ($12.25) per share, as evidence by a Non-Qualified Stock Option Grant Certificate dated June 1, 1998 (the "June 1, 1998 Certificate");

         WHEREAS, the Company granted Executive an option to purchase one hundred thirty thousand (130,000) shares of common stock of the Company at an exercise price of Thirteen and 50/100 Dollars ($13.50) per share, as evidenced by a Non-Qualified Stock Option Grant Certificate dated October 23, 1998 (the "October 23, 1998 Certificate");

         WHEREAS, the Company granted Executive an option to purchase two hundred twenty thousand (220,000) shares of common stock of the Company at an exercise price of Thirty-Five and No/100 Dollars ($35.00) per share, as evidenced by a Non-Qualified Stock Option Grant Certificate dated June 9, 1999 (the "June 9, 1999 Certificate"); and

         WHEREAS, the Company wishes to provide for one hundred percent (100%) vesting of all outstanding stock options granted to Executive upon a change in control of the Company.

         NOW, THEREFORE, in consideration of the mutual promises, terms, covenants and conditions set forth herein and in the Agreement, and the performance of each, the Company and Executive hereby agree to amend the Agreement as follows:

1.       The last sentence of Section 2.B. is deleted.

2.       The following Section 2.G. is added following Section 2.F.:

                  G. Other Compensation. During the term of this Agreement, in addition to the Base Salary as provided in Section 2.A. or Incentive Compensation as provided in Section 2.B. above, Executive shall receive other compensation, as described in EXHIBITS C through E, which are attached hereto and shall constitute a part of this Agreement.

3. The last paragraph of Section 4.C. is deleted and replaced by the following paragraphs:

                  Notwithstanding anything to the contrary contained in this Agreement, in the event of a change (herein a "Change") in the ownership or effective control of the Company or in the ownership of a substantial portion of the assets of the Company (as such phrases are interpreted under Section 280G(b)(2)(A)(i) of the Internal Revenue Code of 1986, as amended (the "Code")), a licensed certified public accountant (herein the "Selected Accountant") shall be selected by the Company and the Executive for the purpose of making a determination as to whether the Executive shall have any liability for a tax under Code ss. 4999 due to such "Change." If the Selected Accountant shall determine that the aggregate payments made to the Executive pursuant to this Agreement and any other payments to the Executive from the Company which constitute "parachute payments" (as defined in Code ss. 280G(b)(2)(A)) would be subject to the excise tax under Code ss. 4999 (collectively the "aggregate payments"), then the Executive shall be entitled to receive an additional payment (herein the "Gross-Up Payment") in an amount determined by the Selected Accountant such that after payment by the Executive of all taxes (including any federal or state income taxes and Code ss. 4999 excise tax) imposed upon the Gross-Up Payment and any interest or penalties imposed with respect to such taxes, the Executive retains from the Gross-Up Payment an amount equal to the Code ss. 4999 excise tax imposed upon the aggregate payments. If the Selected Accountant shall determine that no Code ss. 4999 excise tax is payable by the Executive, it shall furnish the Executive with a written opinion that the Executive has substantial authority not to report any Code ss. 4999 excise tax on the Executive's federal income tax return. All fees and disbursements of the Selected Accountant shall be paid by the Company.

                  If the Executive is subsequently required by any governmental agency to make a payment of any Code ss. 4999 excise tax (and a payment of any interest or penalties with respect thereto), then the Selected Accountant shall determine the amount of such payments and any such payments shall be promptly paid by the Company to or for the benefit of the Executive. The Executive shall notify the Company in writing within fifteen (15) days of any claim by a governmental agency that, if successful, would require the payment by the Company of a Gross-Up Payment under the foregoing provisions of this Agreement. If the Company notifies the Executive in writing that it desires to contest such claim and that it will bear the costs and provide the indemnification as required by the preceding sentences, the Executive shall (i) give the Company any information reasonably requested by the Company relating to such claim; (ii) take such action in connection with contesting such claim as the Company shall reasonably request in writing, from time to time, including, without limitation, accepting legal representation with respect to such claim by an attorney reasonably selected by the Company; (iii) cooperate with the Company in good faith in order to effectively contest such claim and (iv) permit the Company to participate in any proceedings relating to such claim; provided, however, that the Company shall bear and pay directly all costs and expenses (including additional interest and penalties) incurred in connection with such contest and shall indemnify and hold the Executive harmless, on an after-tax basis, for any Code ss. 4999 excise tax or income tax, including interest and penalties with respect thereto, imposed as a result of such representation and payment of costs and expenses. The Company shall control all proceedings taken in connection with such contest; provided, however, that if the Company directs the Executive to pay such claim and sue for a refund, the Company shall advance the amount of such payment to the Executive, and shall indemnify and hold the Executive harmless, on an after-tax basis, from any Code ss. 4999 excise tax or income tax, including interest or penalties with respect thereto, imposed with respect to such advance or with respect to any imputed income with respect to such advance. If after the receipt by the Executive of an amount advanced by the Company pursuant to the previous sentences, the Executive becomes entitled to receive any refund with respect to such amount paid, the Executive shall within ten (10) days pay to the Company the amount of such refund (together with any interest paid or credited thereon after taxes applicable thereto).

4. The last paragraph of Section 4.D. of the Agreement is deleted and replaced by the following paragraph:

                  For purposes of this Agreement, "Constructive Discharge" shall mean any of the events set forth below which are not cured within fifteen (15) days following written notice thereof by Executive to
         Company:

                           (i)      Any material reduction in Base Salary;

                           (ii) A material reduction in Executive's job function, duties or responsibilities, or a similar change in Executive's reporting relationships;

                           (iii) A required relocation of Executive of more than one hundred (100) miles from Executive's current job location;

                           (iv) Any material breach of any of the terms of this Agreement by the Company;

                           (v) Any failure by the Company to grant to Executive not later than August 1, 1998 stock options in the amount and on terms set forth on EXHIBIT C; or

                           (vi) Any failure by the Company to grant to Executive not later than June 10, 1999, stock options in the amount and on terms set forth on EXHIBIT E.

         provided, however, that the term "Constructive Discharge" shall not include a specific event described in the preceding clause (i), (ii),
         (iii) or (iv) unless Executive actually terminates his employment with the Company within sixty (60) days after the occurrence of such event.

5.       Section 7.A. of the Agreement is amended by striking the phrase "twelve
         (12) months" and inserting in lieu thereof the phrase "twenty-four (24) months" each place it appears.

6.       SCHEDULE A to the Agreement shall be renamed EXHIBIT C.

7.       SCHEDULE B to the Agreement shall be renamed EXHIBIT D.

8. EXHIBIT E which is attached hereto shall be attached to the Agreement and made a part thereof.

9. The effective date for each and every provision of this Amendment shall be the date of execution noted below.

10. Except as specifically amended above, the Agreement shall remain unchanged and, as amended herein, shall remain in full force and effect.

Furthermore, in consideration of the mutual promises, terms, covenants and conditions set forth herein and in the Agreement, and the performance of each, the Company and Executive hereby further agree to accelerate the vesting on the options granted evidenced by the June 1, 1998 Certificate, the October 23, 1998 Certificate and the June 9, 1999 Certificate in the event of a Change in Control (as defined in Section 4.C. of the Agreement) so that such options shall immediately become fully (100%) vested and exercisable in such event.

         IN WITNESS WHEREOF, the parties have executed this Amendment to Employment Agreement and Agreement to Accelerate Certain Nonqualified Stock Options to be effective as of June 9, 1999.

                                      COMPANY:

                                      InfoCure Corporation



                                      By: /s/ Frederick Fine
                                         --------------------------------------
                                      Title: President & CEO
                                            -----------------------------------


                                      EXECUTIVE:


                                      /s/ Richard E. Perlman
                                      -----------------------------------------
                                      Richard E. Perlman

                                    EXHIBIT E


         A non-qualified option to purchase two hundred twenty thousand (220,000) shares of Company's common stock at an exercise price equal to fair market value on the date of grant, vesting over four (4) years from the date of grant, with such other terms and provisions as may be set forth in a written option agreement or option certificate executed by the parties.